EMPLOYEE CODE OF ETHICS AND

PERSONAL TRADING POLICY AND PROCEDURES OF

WEATHERBIE CAPITAL, LLC

As amended May 19, 2017

I have been provided with a copy of and have read the Weatherbie Capital, LLC Employee Code of Ethics and Personal Trading Policy and Procedures (“Policy”), as amended May 19, 2017. I understand the Policy and agree to comply with the Policy during the course of my employment with Weatherbie Capital, LLC, its subsidiaries and affiliates.

Signature of Employee

Name of Employee

Submission Date

BOS-1470083 v4 0514770-00506m2014

EMPLOYEE CODE OF ETHICS AND

PERSONAL TRADING POLICY AND PROCEDURES OF

WEATHERBIE CAPITAL, LLC

As amended May 19, 2017

INTRODUCTION

This Employee Code of Ethics and Personal Trading Policy and Procedures (the “Policy”) sets forth: (I) the standard of business conduct expected and required of all Weatherbie Capital, LLC (“Weatherbie”) Employees; (II) the policy and procedures pertaining to personal trading and causing the trading of securities while in possession of confidential information and Material Non-Public Information; and (III) Employee reporting requirements as required under Rule 17j-1 of the Investment Company Act of 1940, as amended (“Investment Company Act”) and Rule 204A-1 of the Investment Advisers Act of 1940, as amended (“Advisers Act”).

This Policy supersedes the Employee Trading Policy and Procedures dated January 2, 2014.

Every Employee is required to read this Policy and retain a copy in his or her records. Any questions regarding the Policy should be referred to Ms. Elizabeth Flanders (the “Chief Compliance Officer”).

Definitions

“Access Person”: An Access Person is any Employee (i) who has access to nonpublic information regarding the purchase or sale of Securities and/or the Portfolio Holdings of any client, including any Registered Fund Client; or (ii) who is involved in making securities recommendations to clients, including any Registered Fund Client; or (iii) who has access to such recommendations that are nonpublic. As of the date of this Policy, all Weatherbie Employees are determined to meet the definition of Access Person, therefore the terms “Access Person” and “Employee” may be used interchangeably throughout this Policy. See definition of “Employee”

“Advisers Act”: means the Investment Advisers Act of 1940, as amended.

“Beneficial Ownership”: Beneficial Ownership of a Security is to be determined in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934, as amended. This means that a person should generally consider himself or herself a beneficial owner of any Securities if he or she has: (i) a direct or indirect pecuniary interest in the Securities; (ii) the power to vote or direct the voting of the shares of the Securities; or (iii) the power to dispose or direct the disposition of the Securities. In addition, an Employee is deemed to have a beneficial interest in securities and other financial instruments owned by members of his or her immediate family.1 Common examples of beneficial interest include joint accounts, spousal accounts, UGTMA

________________________

1   ”Immediate family” of an Employee means any of the following persons who reside in the same household as the Employee:

Child	Grandparent	Son-in-law
Stepchild	Spouse	Daughter-in-law
Grandchild	Sibling	Brother-in-law
Parent	Mother-in-law	Sister-in-law

accounts, partnerships, trusts and controlling interests in corporations. Any uncertainty as to whether an Employee has a beneficial interest in a security or other financial instrument should be brought to the attention of the Chief Compliance Officer.

“Chief Compliance Officer”: means the person appointed by Weatherbie to such position pursuant to rule 206(4)-7(c) under the Advisers Act. As of the date of this Policy, Weatherbie’s Chief Compliance Officer is Ms. Elizabeth Flanders.

“Employee”: means any partner, officer, director, manager or managing member (or other person occupying a similar status or performing similar functions), or other individual employed by Weatherbie, or other person who provides investment advice on behalf of Weatherbie and is subject to the supervision and control of Weatherbie. As of the date of this Policy, all Weatherbie Employees are determined to meet the definition of Access Person, therefore the terms “Access Person” and “Employee” may be used interchangeably throughout this Policy. See definition of “Access Person”.

“Federal Securities Laws”: Federal Securities Laws mean the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission under any of these statutes, the Bank Secrecy Act, as it applies to funds and investment advisers, and any rules adopted thereunder by the Securities and Exchange Commission or the Department of the Treasury.

“IPO”: An offering of Securities that is registered under the Securities Act of 1933, as amended, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

“Investment Company Act”: means the Investment Company Act of 1940, as amended.

“Limited Offering”: An offering of Securities that is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) or 4(6) thereof, or pursuant to Rules 504, 505 or 506 of Regulation D thereunder. This includes private investment funds whether or not they are managed by Weatherbie Capital, LLC

“Personal Account”: means any Securities account in which the Employee has direct or indirect Beneficial Ownership.

“Registered Fund Client”: A Registered Fund Client is an advisory client of Weatherbie that is an investment company registered under the Investment Company Act. “Registered Fund Client” includes investment companies registered under the Investment Company Act for which Weatherbie serves as sub-adviser.

Stepparent              Father-in-law

Immediate family also includes adoptive relationships and any other relationship (whether or not recognized by law) that the Chief Compliance Officer determines could lead to possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety that the Policy is intended to prevent.

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“Reportable Security”, “Security” or “Security Trading” : means any note, stock, treasury stock, security future, closed-end fund, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre- organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing. In addition, all transactions in each Employee’s account in the Weatherbie Profit Sharing Plan are considered Reportable for purposes of this Policy, as are investments in Weatherbie Growth Fund, LP or any product in which Weatherbie Capital, LLC acts as investment adviser.

Exempt from Reporting and Pre-Clearance are the following:

1.	Direct obligations of the Government of the United States;

2.	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

3.	Shares issued by open-end (mutual) funds, other than Registered Fund Clients; and

4.	Further description for items to be Pre-Cleared appears in Part II, Section C.

PART I: STANDARD OF BUSINESS CONDUCT

A.	Standards of Business Conduct

The following standards of business conduct shall set forth the interpretation and administration of this Policy and govern Weatherbie Employees’ fiduciary obligations and activities:

1.	The interests of our advisory clients must be placed first at all times;

2.	All personal securities transactions must be conducted consistent with the Policy and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an Employee’s position of trust and responsibility;

3.	Employees should not take inappropriate advantage of their positions; and

4.	Employees must comply with all applicable laws and regulations, including the applicable Federal Securities Laws.

The Policy does not attempt to identify all possible conflicts of interest, and literal compliance with each of its specific provisions will not shield Employees from liability for personal trading or other conduct that violates his or her fiduciary duties to clients.

Weatherbie forbids any Employee, manager, director or officer of Weatherbie (each an “Employee”) from trading, either personally or on behalf of others, on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is often referred to as “insider trading.”

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This Policy also prohibits Employees from investing in any Reportable Security without the prior consent of the Chief Compliance Officer.

All Employees must promptly report to the Chief Compliance Officer any violations of the Policy that come to his or her attention.

PART II: INSIDER TRADING POLICY

A.	What is Insider Trading: Definitions and Implications

The term “insider trading” is generally used to refer to the use of material nonpublic information to trade in securities (regardless of whether one is an “insider”) or the communication of material nonpublic information to others. The law concerning insider trading prohibits:

1.	Trading by an insider while in possession of material nonpublic information, or

2.	Trading by a non-insider while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or

3.	“Tipping” - communicating material nonpublic information to others.

Some practical questions and issues regarding insider trading, and the penalties for such unlawful conduct, are detailed below.

(a)	Who is an “Insider”?

In addition to any Employee, officer or director of a company, any person can be a “temporary insider” if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information intended solely for the company's purposes. A temporary insider can include a company's attorneys, accountants, consultants, bank lending officers, and the Employees of such organizations. Weatherbie could potentially become a temporary insider of a company it advises or for which it performs other services.

(b)	What is “Material Information”?

Material information generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making an investment decision, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Such information includes, but is not limited to, dividend changes, earnings estimates or changes in previously released estimates, significant merger or acquisition proposals or agreements, major litigation, liquidity problems, and extraordinary management developments. It is also important to note that material information does not have to relate to a company's business.

(c)	What is “Nonpublic Information”?

Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public.

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(d)	What are the Penalties for Insider Trading?

Penalties for communicating or trading on material nonpublic information are severe, both for individuals involved in such unlawful conduct and for their employers. The unlawful use of inside information subjects the person engaged in the unlawful trading and, among others, his or her employer to civil liability (even if the Employee or employer does not personally benefit from the violation). For a party's first insider trading violation, the Securities and Exchange Commission (“SEC”) may impose against controlling persons civil penalties of $1 million or three times any profits obtained or losses avoided and may impose against corporations civil penalties of $25 million for failing to take proper steps to prevent insider trading or tipping violations by those who are under their supervision.

The law requires investment advisers to adopt, maintain and enforce written insider trading policies and procedures designed to prevent the misuse of material nonpublic information by their directors, officers and Employees. Failing to do so can be a predicate for an SEC disciplinary action or, if violations occur, an SEC suit to recover the civil penalties from controlling persons and violators. Violators also may be subject to criminal penalties.

B.	How to Avoid Insider Trading

The following procedures have been established to help Weatherbie Employees avoid insider trading and to help Weatherbie prevent, detect and impose sanctions against insider trading. Every Weatherbie Employee is required to follow these procedures or risk serious sanctions. These sanctions can include dismissal, substantial personal liability and criminal penalties.

1.	Identifying Inside Information

Prior to trading for yourself or others in the securities of a company about which you could potentially have inside information, ask yourself the following questions:

•	Is the information material? Is this information that an investor would consider important in making an investment decision? Is this information that would substantially affect the market price of the securities if generally disclosed?

•	Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in a publication of general circulation?

If, after consideration of the above, you believe that the information is material and nonpublic or if you have questions as to whether the information is material and nonpublic, you should take the following steps:

•	Do not purchase or sell the securities or other financial instruments on behalf of yourself or others.

•	Report the matter as soon as possible to the Chief Compliance Officer or her designee.

•	Do not communicate the information to anyone other than the Chief Compliance Officer or her designee.
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•	After the issue has been reviewed, you will be instructed either to continue the prohibition against trading or you will be allowed to trade and/or communicate the information.

2.	Restricting Access to Material Nonpublic Information

Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within Weatherbie, except as provided above. In addition, care should be taken so that such information is secure. For example, files containing material nonpublic information should be sealed, and access to computer files containing material nonpublic information should be restricted.

C.	Pre-Clearance Procedure for Securities; Short Selling; Options and Futures

Weatherbie seeks to avoid conflicts of interest involving its primary business as an investment adviser. Therefore, without the prior written approval of the Chief Compliance Officer or her designee, no Weatherbie representative shall deal in any Reportable Security that currently is being purchased or sold by a client of Weatherbie, or that has been recommended by Weatherbie for purchase or sale. A gift or transfer shall be excluded from this restriction provided that the donee or transferee represents that it has no present intention of selling the donated Reportable Security. This restriction shall apply from the moment that any representative has learned or been informed in any fashion that a Weatherbie analyst, portfolio committee or manager is considering or intends to recommend the purchase or sale of such Reportable Security. In addition, without the prior written approval of the Chief Compliance Officer or her designee, no Weatherbie representative shall transmit any knowledge of such transaction, recommendation, or determination to any person other than in connection with the proper execution of such purchase or sale for our clients' accounts. In the case of an individual making the recommendation, it is the intent that s/he shall not deal in the Reportable Security from the moment s/he has determined, or been requested, to make a recommendation. These restrictions shall continue in force for ten business days after a recommendation has been made unless an authorization to buy or sell has been entered, in which case the restriction upon trading shall extend for an additional ten business day period after the last such trade has been effected.

Notwithstanding the above, no Employee (including an Employee's Personal Account) may buy or sell a Reportable Security for his or her own account, including but not limited to any IPO or Limited Offering, unless each transaction has received the prior written approval of the Chief Compliance Officer or her designee pursuant to the pre-clearance procedure described below.

Once a pre-clearance form has been presented to the CCO and she has authorized it, the employee may transact the trade immediately. A pre-clearance request in the form attached hereto as Appendix I should be completed for any transaction for an Employee's Personal Account and should be signed and presented to the Chief Compliance Officer or her designee. An Employee who obtains the written notice of a pre-clearance authority with respect to a transaction which the Employee proposes to enter for his or her account must execute that transaction on the day when such written notice is received unless otherwise stated on the notice.

No Weatherbie representative shall effect a short sale or purchase or sell options or futures contracts on individual securities in any Reportable Security held in a portfolio managed by Weatherbie. However, options and futures contracts on U.S. Government obligations and securities indices are permitted and do not need to be pre-cleared.

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The Chief Compliance Officer must obtain the prior written approval of the Director of Weatherbie before directly or indirectly acquiring or selling any Reportable Securities, including but not limited to Securities in an IPO or Limited Offering.

1.	Exceptions to Pre-Clearing Requirements

(a)	An Employee does not need pre-clearance with respect to Reportable Securities transactions effected for, and Reportable Securities held in, any account over which the Employee has no direct or indirect influence or control.
(b)	Transactions involving the donation of a Reportable Security to a non-profit entity or passive, periodic security reinvestment programs[2] are not considered Reportable Securities trades for purposes of the Policy.

PART III: EMPLOYEE REPORTING REQUIREMENTS

A.	Investment Company Act and Investment Advisers Act

Rule 17j-1 under the Investment Company Act governs personal securities transactions by Employees of advisers to Registered Fund Clients. Rule 204A-1 under the Advisers Act governs personal securities transactions by employees of advisers to any investment client. Fraudulent, deceptive or manipulative transactions in Securities that are held or to be acquired by any client, including but not limited to a Registered Fund Client, are prohibited. Specifically, Employees are prohibited from:

1.	Employing any device, scheme or artifice to defraud any Registered Fund Client;

2.	Making any untrue statement of material fact to any Registered Fund Client or omitting to state a material fact necessary in order to make the statements made to any Registered Fund Client, in light of the circumstances under which they are made, not misleading;

3.	Engaging in any act, practice or course of business that operates or would operate as a fraud or deceit on any Registered Fund Client; or

4.	Engaging in any manipulative practice with respect to any Registered Fund Client.

Additionally, Employees are prohibited from “front running” (directing any client’s or Registered Fund Client's investment in which any Employee or Weatherbie has an undisclosed interest).

B.	Trading Restrictions

No Employee may have a beneficial interest in shares of a registered open-end investment company (other than a money market fund) that is purchased and sold, or sold and purchased, in any 30-day period. This prohibition shall apply to purchases and sales, or sales and purchases, regardless of whether those transactions occurred in a single account or across multiple accounts in which the Employee has a beneficial interest. However, this restriction shall not apply to purchases or sales made pursuant to a periodic investment or redemption plan in a deferred compensation, 401(k) or retirement plan, or the Weatherbie Profit Sharing Plan.

________________________

2       Including dividend reinvestment programs.

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C.	Reporting Requirements

1.	Initial Holdings Report

Each Employee shall submit to the Chief Compliance Officer an Initial Holdings Report no later than 10 days after the person becomes an Employee, containing the following information, which must be current as of a date no more than 45 days prior:

(a)	) the title and type, number of shares, the exchange ticker symbol or CUSIP number (if applicable) and principal amount of each Reportable Security in which the Employee has any direct or indirect beneficial ownership;

(b)	the name of any broker, dealer, or bank with whom the Employee maintains an account in which Reportable Securities were held for direct or indirect benefit of the Employee as of the date the person became an Employee; and

(c)	) the date the report is submitted by the Employee.

2.	Quarterly Transaction Reports

Each Employee shall provide a report of all transactions in all Personal Accounts during each calendar quarter to the Chief Compliance Officer within 30 days of the end of the quarter.

(a)	With respect to any Reportable Securities transaction in any Personal Account during the quarter, such reports must contain the following information:
(i)	) the date of the transaction, title and type, the exchange ticker symbol or CUSIP number (if applicable) the interest rate and maturity date (if applicable), number of shares, and principal amount of each Reportable Security involved;

(ii)	the nature of the transaction (i.e., purchase, sale or any other type acquisition or disposition);

(iii)	the price of the Reportable Security in which the transaction was effected;

(iv)	the name of the broker, dealer or bank with or through whom the transaction was effected; and

(v)	the date the report is submitted by the Employee.

(b)	With respect to any Personal Account established during any quarter by the Employee, including any account for shares in a registered open-end investment company in which the Employee has or acquires direct or indirect Beneficial Ownership:

(i)	the name of the broker, dealer or bank with whom the Employee established the account;

(ii)	the date the account was established; and

(iii)	the date of the confirmation or account statement or the date the report is submitted by the Employee.
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3.	Annual Holdings Reports

Each Employee shall report to the Chief Compliance Officer no later than January 30th of each year the following information, which must be current as of a date no more than 45 days prior:

(a)	the title and type, number of shares, the exchange ticker symbol or CUSIP number (if applicable), and principal amount of each Reportable Security held for direct or indirect Beneficial Ownership of the Employee as of December 31 the prior year;

(b)	the name of any broker, dealer or bank with the Employee maintains a Personal Account in which any Reportable Securities were held for the direct or indirect benefit of the Employee;

(c)	the date the report was submitted by the Employee.

4.	Annual Certifications

Each Employee shall report to the Chief Compliance Officer, no later than January 30th of each year:

(a)	Certification that the Employee, as of December 31 of each year:

(i)	has complied with all the terms and conditions of the prospectuses of the registered open-end investment companies in which he or she invests, including any provisions relating to market timing; and

(ii)	does not have in place any arrangement or understanding with any registered open-end investment company in which he or she invests that would allow him or her special privileges not extended to all shareholders and not otherwise disclosed in the prospectus.

(b)	Certification that the Employee, as of December 31of each year:
(i)	has been provided with a copy of and has re-read this Policy and any amendments and agrees to continue to comply with the requirements of the Policy during the course of his or her employment with Weatherbie, its subsidiaries and affiliates.
(c)	Gift Report
(i)	have provided the CCO with a log of any gift received in the prior 12 month period

(d)	Serving As Officers, Trustees and/or Directors of Outside Organizations

(i)	have provided the CCO with request for approval to serve on an outside organization.

(e)	Expert matching services

(i)	have affirmed that no material non-public information was provided during a call with an expert that was not reported to the CCO.
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D.	Directions for Reporting

1.	How to Report Required Information

An Employee may, within the time periods as specified above in C(1)-(3), comply with the reporting requirements in C(1)-(3) above relating to Initial and Annual Holdings Reports and Quarterly Transaction Reports by either:

(a)	providing to or arranging for the Chief Compliance Officer to receive duplicate copies of periodic account statements or broker trade confirmations containing information regarding Reportable Securities holdings and transactions for the relevant period in each Personal Account, provided that such statements or confirmations contain the all of the information specified in C(1) (a)-(c), C(2) (a)-(b) and C(3)(a)-(c) above; or
(b)	by completing all appropriate appendices (attached hereto) with the requested information and submitting the completed appendices to the Chief Compliance Officer.

Employees must comply with C(4) by completing and submitting Appendix V on or before January 30th of each year.

2.	Exceptions to Reporting Requirements

(a)	An Employee need not make a report with respect to Reportable Securities transactions effected for, and Reportable Securities held in, any account over which the Employee has no direct or indirect influence or control.
(b)	Transactions involving the donation of a Reportable Security to a non-profit entity or passive, periodic security reinvestment programs3 are not considered Reportable Securities trades for purposes of the Policy.
3.	Review of Reports

The reports described in C(1)-(4) shall be periodically reviewed by the Chief Compliance Officer.

E.	Recordkeeping and Reports to Registered Fund Clients

Weatherbie shall maintain records at its principal place of business in the manner and to the extent set forth below, and shall make these records available for examination by the SEC or its representatives at any time and from time to time for reasonable periodic, special or other examination:

1.	A copy of this Policy that is in effect, or at any time within the past five years has been in effect, shall be maintained in an easily accessible place;

2.	A record of any violation of this Policy, and of any action taken as a result of such violation, shall be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

3.	A copy of each report made by an Employee pursuant to this Policy, including duplicates of confirmations and account statements provided in lieu of the required reports, shall be maintained in an easily accessible place for at least five years after the end of the fiscal

________________________

3       Including dividend reinvestment programs.

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year in which the report is made or the information is provided, the first two years in an easily accessible place;

4.	A record of all persons who are, or within the past five years have been, required to make reports pursuant to this Policy, or are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

5.	A copy of each report and certification of the Chief Compliance Officer to each Registered Fund Client of Weatherbie must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

6.	Weatherbie shall maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition of Reportable Securities, including IPOs or Limited Offerings, for at least five years after the end of the fiscal year in which the approval is granted.

In addition, on an annual basis, Weatherbie's Chief Compliance Officer shall prepare a written report describing any issues arising under the Code of Ethics, including information about any material violations of the Code of Ethics or its underlying procedures and any sanctions imposed due to such violations and submit the information to each Registered Fund Client’s Chief Compliance Officer for review by the Registered Fund Client’s Board of Trustees.

Also on an annual basis, Weatherbie's Chief Compliance Officer shall certify to the Board of Trustees of each Registered Fund Client that Weatherbie has adopted procedures reasonably necessary to prevent its employees from violating the Code of Ethics.

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APPENDIX I

WEATHERBIE CAPITAL, LLC

PERSONAL SECURITY TRANSACTION PRECLEARANCE REQUEST

As amended May 19, 2017

DATE:

All Reportable Securities transactions, including but not limited to transactions in IPOs and Limited Offerings, must be precleared regardless of their size. If the transaction is to be other than a sale or purchase, mark it with an asterisk and explain the nature of the transaction on the reverse side. Describe the nature of each account in which transaction is to take place, i.e., personal, spouse, children, charitable trust, etc. If necessary, continue on reverse side.

PURCHASES

Security	Amount or No. of Shares	Broker	Nature* of Account

SALES

Security	Amount or No. of Shares	Broker	Nature* of Account

[signature page follows]

________________________

*           Check here if you wish to claim that the reporting of the account or the securities transactions shall not be construed as an admission that you have any direct or indirect beneficial ownership in such account or securities.

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I represent that I am not in possession of material non-public information concerning the securities listed above or their issuer. If I am a Weatherbie Employee charged with making recommendations with respect to any of the securities listed above, I represent that I have not determined or been requested to make a recommendation in that security except as permitted by the Employee Code of Ethics and Personal Trading Policy and Procedures of Weatherbie.

Signature	Date

EXPLANATORY NOTE

This form must be filed prior to execution of the trade and covers all accounts in which you have a direct or indirect interest. This includes any account in which you have Beneficial Ownership (unless you have no influence or control over it) and non-client accounts over which you act in an advisory or supervisory capacity. No trade can be effected until approval from a pre-clearance authority has been obtained.

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APPENDIX II

WEATHERBIE CAPITAL, LLC INITIAL HOLDINGS REPORT

As amended May 19, 2017

This must be signed and submitted within 10 days of the start of employment with Weatherbie.

TO:	Chief Compliance Officer
FROM:	DATE:
RE:	Initial Holdings Report

I hereby certify that the following list includes all holdings in Reportable Securities in which I have Beneficial Ownership (as defined in the Policy). I also certify that I will disclose, in writing, the identity of any new account in which I have a Beneficial Ownership in holdings at the time such account is established.

Title of Security	Type of Security	Ticker Symbol/CUSIP (as applicable)	Number of Shares	Principal Amount	Name of Broker/Dealer/Bank

Signature of Employee

Name of Employee

Submission Date

*           Check here if you wish to claim that the reporting of the account or the securities transactions shall not be construed as an admission that you have any direct or indirect beneficial ownership in such account or securities.

APPENDIX III

WEATHERBIE CAPITAL, LLC

QUARTERLY TRANSACTION REPORT

As amended May 19, 2017

This must be signed and submitted within 30 days of the end of each calendar quarter.

TO:	Chief Compliance Officer
FROM:	DATE:
RE:	Quarterly Trading Report
Period Ending

There were no Reportable Securities transactions during the above quarter except those listed below. Note: All transactions in Reportable Securities (as defined in the Policy) must be included, regardless of their size. Bank or brokers’ statements may be attached if desired instead of listing the transactions. If the transaction is other than a sale or purchase, mark it with an asterisk and explain the nature of transaction below. Describe the nature of the Beneficial Ownership in each account in which the transaction took place, i.e., personal, spouse, children, charitable trust, etc. If necessary, continue on the reverse side.

Title of Security	Type of Security	Ticker Symbol/CUSIP (as applicable)	Number of Shares	Principal Amount	Name of Broker/Dealer/Bank

[signature page follows]

I represent that none of the securities transactions reported above were effected while I was in possession of material non-public information concerning the securities or their issuer. If I am a Weatherbie Employee charged with making recommendations with respect to any of the securities listed above, I represent that the transaction in that security was not made at a time when I determined or had been requested to make a recommendation in that security except as permitted by the Employee Code of Ethics and Personal Trading Policy and Procedures of Weatherbie.

Signature of Employee

Name of Employee

Submission Date

*           Check here if you wish to claim that the reporting of the account or the securities transactions shall not be construed as an admission that you have any direct or indirect beneficial ownership in such account or securities.

APPENDIX IV

WEATHERBIE CAPITAL, LLC

ANNUAL HOLDINGS REPORT

As amended May 19, 2017

This must be signed and submitted by each Employee no later than January 30th of each year.

TO:	Chief Compliance Officer
FROM:	DATE:
RE:	Annual Holdings Report For the Year Ended December 31,

I hereby certify that the following list includes all holdings in Reportable Securities in which I have Beneficial Ownership (as defined in the Code). I also certify that I will disclose, in writing, the identity of any new account in which I have a Beneficial Ownership in holdings at the time such account is established.

Title of Security	Type of Security	Ticker Symbol/CUSIP (as applicable)	Number of Shares	Principal Amount	Name of Broker/Dealer/Bank

Signature of Employee

Name of Employee

Submission Date

*           Check here if you wish to claim that the reporting of the account or the securities transactions shall not be construed as an admission that you have any direct or indirect beneficial ownership in such account or securities.

APPENDIX V

WEATHERBIE CAPITAL, LLC

ANNUAL CERTIFICATION

As amended May 19, 2017

This must be signed and submitted by each Employee no later than January 30th of each year.

TO:	Chief Compliance Officer
FROM:	DATE:
RE:	Annual Certifications For the Year Ended December 31, 20 .

A.	Market Timing Certifications

I hereby certify that as of December 31, 20   ,

i.	I have complied with all the terms and conditions of the prospectuses of the registered open-end investment companies in which I invest, including any provisions relating to market timing; and
ii.	I do not have in place any arrangement or understanding with any registered open-end investment company in which I invest that would allow me special privileges not extended to all shareholders and not otherwise disclosed in the prospectus.
B.	Annual Code of Ethics Certification

I hereby certify that as of December 31, 20   ,

i.     I have re-read the Policy, as amended May 19, 2017. I understand the Policy and I have complied with and will continue to comply with all of the requirements of the Policy during the course of my employment with Weatherbie, its subsidiaries and affiliates.

C.	Gift Report – details enclosed
D.	Outside Business Activity Report details enclosed
E.	Expert Matching Service

I affirm that at no time did I receive or act on any material non-public information that was provided to me during a call that utilizes an expert matching service.

Signature of Employee

Name of Employee

Submission Date

APPENDIX VI

Gift Definition and Report

Definition of a gift: Employees may not accept limited investment opportunities, lavish gifts or other extravagant gratuities from individuals seeking to conduct business with Weatherbie, or on behalf of an advisory client. However, Employees may attend business meals, sporting events and other entertainment events at the expense of a giver, as long as the expense is reasonable and not lavish or extravagant in nature. Employees must report their intent to accept gifts over $100 to the CCO by completing this form. Reasonable gifts received on behalf of the Company shall not require reporting. Examples of reasonable gifts include holiday gift baskets and lunches brought to Weatherbie’s offices by unaffiliated companies, not limited to broker/dealers, vendors or clients.

Employees are prohibited from giving gifts that may be deemed as excessive, and must obtain approval to give all gifts in excess of $100 to any client, prospective client or any individual or entity that Weatherbie is seeking to do business with.

Employee(s) Receiving/Giving the Gift:

Describe the Gift:

Approximate Total Dollar Amount of Gift: $

Receiver/Giver of the Gift:

Has Employee Received/Given Additional Gifts from Receiver/Giver within the Past 12 Months? If yes, list the gifts received/given and the approximate Value of the Gifts:

Relationship of Receiver/Giver to Weatherbie and/or Employee(s):

Reason (if known) the Gift will be given by/given to Weatherbie and/or Employee(s):

APPENDIX VII

Serving As Officers, Trustees and/or Directors of Outside Organizations

Employees may, under certain circumstances, be granted permission to serve as directors, trustees or officers of outside organizations by completing the form below. These organizations can include public or private corporations, partnerships, charitable foundations and other not-for- profit institutions. Employees may also receive compensation for such activities.

At certain times, Weatherbie may determine that it is in its clients’ best interests for an Employee(s) to serve as an officer or on the board of directors of an outside organization. For example, a company held in clients’ portfolios may be undergoing a reorganization that may affect the value of the company’s outstanding securities and the future direction of the company. Service with organizations outside of Weatherbie can, however, raise serious regulatory issues and concerns, including conflicts of interests and access to material non-public information.

As an outside board member or officer, an Employee may come into possession of material non- public information about the outside company, or other public companies. It is critical that a proper information barrier be in place between Weatherbie and the outside organization, and that the Employee does not communicate such information to other Employees in violation of the information barrier.

Similarly, Weatherbie may have a business relationship with the outside organization or may seek a relationship in the future. In those circumstances, the Employee must not be involved in the decision to retain or hire the outside organization.

Employees are prohibited from engaging in such outside activities without the prior written approval from the CCO. Approval will be granted on a case by case basis, subject to proper resolution of potential conflicts of interest. Outside activities will be approved only if any conflict of interest issues can be satisfactorily resolved and all of the necessary disclosures are made on Part 2A and 2B of Form ADV.

Serving As Officers, Trustees and/or Directors of Outside Organizations

The undersigned hereby requests approval for participation in the following outside activity:

Name and address of company or organization:

Nature of organization’s primary business or purpose:

Is this a public company? (YES/NO) If YES, stock symbol:

Complete description of anticipated role with organization:

Describe any compensation you will receive:

If this request for approval is granted:

➢	I agree to notify the Chief Compliance Officer of any change in the above information.

➢	I agree, for private or not-for-profit organizations, to seek approval to retain my position, as described above, if the organization decides to offer securities to the public, or ceases to maintain its not-for-profit status.

➢	I am aware of no other employees who are officers or directors of the organization noted above.

➢	I agree to adhere to the insider trading policies of both Weatherbie and the organization, and not to communicate any material non-public information in my possession regarding the organization to Weatherbie’s investment advisory or research staff.

➢	I will avoid participation in discussions regarding service, investment management, or other arrangements with Weatherbie or its affiliates, and will recuse myself from voting on any such matters.